                                                REGISTRATION NO.  333-
                                                                      ----------

    As filed with the Securities and Exchange Commission on February 16, 1999
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                            PENSKE MOTORSPORTS, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                         51-0369517
(State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                       Identification No.)

     13400 OUTER DRIVE WEST                                  48239
       DETROIT, MICHIGAN                                   (Zip Code)
(Address of Principal Executive Offices)


               PENSKE MOTORSPORTS, INC. 1996 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             ROBERT H. KURNICK, JR.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                              3270 WEST BIG BEAVER
                                    SUITE 130
                              TROY, MICHIGAN 48084
                     (Name and address of agent for service)

                                 (248) 614-1116
          (Telephone number, including area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE
===================================================================================================================
       Title of                                       Proposed                  Proposed
      securities                 Amount                maximum                   maximum              Amount of
         to be                    to be             offering price              aggregate           registration
      registered               registered             per share               offering price            fee
-------------------------------------------------------------------------------------------------------------------
Common Stock (1)(2)          320,000 shares          $  25.0625 (3)        $ 8,020,000 (3)           $ 2,229.56
-------------------------------------------------------------------------------------------------------------------

(1)  $.01 par value per share (the "Common Shares").

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. This Registration Statement shall also cover any additional Common Shares which become available for grant under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without receipt of consideration which results in an increase in the number of outstanding Common Shares.

(3) Calculated pursuant to Rule 457(c) and (h)(1) and (2) under the Securities Act, solely for the purpose of computing the registration fee and, based on the average of the high and low prices of the Common Shares as quoted on the Nasdaq Stock Market on February 12, 1999.

STATEMENT 1.      PURPOSE

         The Registrant is filing this short Form S-8 Registration Statement in order to register 320,000 additional Common Shares under the Penske Motorsports, Inc. 1996 Stock Incentive Plan (the "Plan").

         The 320,000 additional Common Shares are of the same class as other securities previously registered under the Plan pursuant to the Registrant's Registration Statement on Form S-8, Registration No. 333-10171, filed August 14, 1996 (the "Original Registration Statement").

         The Registration Statement is effective and the contents of such Original Registration Statement are hereby incorporated by reference.


STATEMENT 2.      INCORPORATION BY REFERENCE

                  The documents listed below are incorporated by reference in this Registration Statement.

                  1. The Annual Report of Penske Motorsports, Inc. (The "Registrant") on Form 10-K for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                  2. The Quarterly Report of the Registrant on Form 10-Q for the quarter ended September 30, 1998 filed with the Commission on November 16, 1998.

                  3. The Quarterly Report of the Registrant on Form 10-Q for the quarter ended June 30, 1998 filed with the Commission on August 14, 1998.

                  4. The Quarterly Report of the Registrant on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 14, 1998.

                  5.       All other reports filed by the Registrant pursuant to
                           Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1998.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

STATEMENT 3.      REQUIRED OPINIONS AND CONSENTS

                  3.1 Amended and Restated Certificate of Incorporation of Penske Motorsports, Inc., incorporated by reference to the exhibits filed with the Registrant's Registration Statement No. 333-692 on Form S-1, filed with the Securities and Exchange Commission on January 29, 1996, as amended.

                  3.2 Amended and Restated Bylaws of Penske Motorsports, Inc., incorporated by reference to the exhibits filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed with the Securities and Exchange Commission.

                  5.1* Opinion of Robert H. Kurnick, Jr., counsel to the Registrant, as to the legality of the shares of common stock being registered.

                  10.16 Amended and Restated Penske Motorsports, Inc., 1996 Stock Incentive Plan incorporated by reference to the exhibits filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Securities and Exchange Commission.

                  15.1*    Awareness Letter of Deloitte & Touche LLP

                  23.1*    Consent of Deloitte & Touche LLP

                  23.2* Consent of Robert H. Kurnick, Jr. (Included in the opinion filed as Exhibit 5.1 to this Registration Statement).

                  24.1* Power of Attorney; included on the signature pages of this Registration Statement on Form S-8.

                  -------------------------------
                  *filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this short Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on February 12, 1999.

                                 PENSKE MOTORSPORTS, INC.


                                 By:      /s/ Gregory W. Penske
                                    --------------------------------------------
                                          Gregory W. Penske
                                          President and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned officers and directors of PENSKE MOTORSPORTS, INC., a Delaware corporation (the "Company"), hereby constitute and appoint Gregory W. Penske and Walter P. Czarnecki, and each of them, the true and lawful attorneys-in-fact and agents, each with full power of substitution for him in any and all capacities, with full power and authority in said attorneys-in-fact and agents and in any one or more of them, to sign, execute and affix his seal thereto and file the proposed registration statement on Form S-8 to be filed by the Company under the Securities Act of 1933, as amended, which registration statement relates to the registration and issuance of the Company's Common Shares, pursuant to the Penske Motorsports, Inc. 1996 Stock Incentive Plan and any of the documents relating to such registration statement, including any and all amendments to such registration statement, including any amendment thereto changing the amount of securities for which registration is being sought, and any post-effective amendment, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority; granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and conforming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                                             SIGNATURES

         SIGNATURE                              TITLE                                DATE
/s/  H. Lee Combs                           Director                            February 12, 1999
------------------------------------
H. LEE COMBS

/s/  Walter P. Czarnecki                    Vice Chairman of the Board          February 12, 1999
------------------------------------        and Director
WALTER P. CZARNECKI

/s/ Gary W. Dickinson                       Director                            February 12, 1999
------------------------------------
GARY W. DICKINSON

/s/ Edsel B. Ford II                        Director                            February 12, 1999
------------------------------------
EDSEL B. FORD II

/s/ William C. France, Jr.                  Director                            February 12, 1999
------------------------------------
WILLIAM C. FRANCE, JR.

/s/ James H. Harris                         Principal Financial and             February 12, 1999
------------------------------------        Accounting Officer
JAMES H. HARRIS

/s/ Gregory W. Penske                       President, Chief Executive Officer, February 12, 1999
------------------------------------        and Director (Principal Executive
GREGORY W. PENSKE                           Officer)

/s/ Roger S. Penske                         Chairman of the Board               February 12, 1999
------------------------------------        and Director
ROGER S. PENSKE

/s/ Richard J. Peters                       Director                            February 12, 1999
------------------------------------
RICHARD J. PETERS

/s/ Richard E. Stoddard                     Director                            February 12, 1999
------------------------------------
RICHARD E. STODDARD

/s/ James E. Williams                       Director                            February 12, 1999
------------------------------------
JAMES E. WILLIAMS

/s/ Jo DeWitt Wilson                        Director                            February 12, 1999
------------------------------------
JO DEWITT WILSON

                                 EXHIBIT INDEX

Exhibit
Number                         Exhibit

  3.1 Amended and Restated Certificate of Incorporation of Penske Motorsports, Inc., incorporated by reference to the exhibits filed with the Registrant's Registration Statement No. 333-692 on Form S-1, filed with the Securities and Exchange Commission on January 29, 1996, as amended.

  3.2 Amended and Restated Bylaws of Penske Motorsports, Inc., incorporated by reference to the exhibits filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed with the Securities and Exchange Commission.

  5.1* Opinion of Robert H. Kurnick, Jr., counsel to the Registrant, as to the legality of the shares of common stock being registered.

  10.16 Amended and Restated Penske Motorsports, Inc., 1996 Stock Incentive Plan incorporated by reference to the exhibits filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Securities and Exchange Commission.

  15.1*   Awareness Letter of Deloitte & Touche LLP

  23.1*   Consent of Deloitte & Touche LLP

  23.2*   Consent of Robert H. Kurnick, Jr. (Included in the opinion filed as
          Exhibit 5.1 to this Registration Statement).

  24.1* Power of Attorney; included on the signature pages of this Registration Statement on Form S-8.

------------------------------
* filed herewith